SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 16, 2007

ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13638	13-3711775

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

417 Fifth Avenue, New York, New York 10016
(Address of principal executive offices) (Zip code)

(212) 576-4000
(Registrant's telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2007, the Registrant’s subsidiaries, Marvel Studios, Inc., MVL Productions LLC and MVL Film Finance LLC entered into Amendment No. 3 to Transaction Documents dated as of April 13, 2007 by and among such subsidiaries, HSBC Bank USA, National Association, in its capacity as Collateral Agent and Ambac Assurance Corporation, in its capacity as Control Party (“Amendment No. 3”). Amendment No. 3 amends the Registrant’s $525 million film slate credit facility (the “Facility”) to: (i) provide that an additional company is pre-approved to serve as a completion guarantor on films produced under the Facility; (ii) adjust how the contingency contained in the budget of films produced under the Facility is calculated; and (iii) exclude the effect of stock repurchased by the Registrant after the closing date of the Facility (September 1, 2005) from the calculation of a leverage ratio contained in the Facility. The above description of the terms of Amendment No. 3 is qualified in its entirety by reference to the full text of Amendment No. 3, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1

Amendment No. 3 to Transaction Documents dated as of April 13, 2007 by and among HSBC Bank USA, National Association, in its capacity as Collateral Agent, Ambac Assurance Corporation, in its capacity as Control Party, MVL Productions LLC, Marvel Studios, Inc. and MVL Film Finance LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVEL ENTERTAINMENT, INC.

By: /s/ John Turitzin
Name:	John Turitzin
Title:	Executive Vice President,
Office of the Chief Executive

Date: April 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 3 to Transaction Documents dated as of April 13, 2007 by and among HSBC Bank USA, National Association, in its capacity as Collateral Agent, Ambac Assurance Corporation, in its capacity as Control Party, MVL Productions LLC, Marvel Studios, Inc. and MVL Film Finance LLC.